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                                 EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 28, 2000 included in this Form 10-K into the following registration statements of StaffMark, Inc.: (1) Registration Statement (Form S-8 No. 333-93325) filed with the SEC on December 22, 1999; (2) Registration Statement (Form S-8 No. 333-88313) filed with the SEC on October 1, 1999; (3) Registration Statement (Form S-3 No. 333-51263) filed with the SEC on April 29, 1998; (4) Registration Statement (Form S-8 No. 333-56789) filed with the SEC on June 12, 1998; (5) Registration Statement (Form S-3 No. 333-56791) filed with the SEC on June 12, 1998; and (6) Registration Statement (Form S-3 No. 333-65283) filed with the SEC on October 2, 1998. It should be noted that we have not audited any financial statements of StaffMark, Inc. subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.



                                                  ARTHUR ANDERSEN LLP

Little Rock, Arkansas,
March 17, 2000.